UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

LEINER HEALTH PRODUCTS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-33121	95-3431709
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 East 233rd Street, Carson, California	90745
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 835-8400

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 9, 2008, Leiner Health Products Inc (the “Company”) filed a motion with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. #08-10446 (KJC)) to seek approval to proceed with a proposed plea agreement with the United States Department of Justice. The proposed plea agreement would resolve the previously disclosed investigation concerning the production, control and distribution of certain over-the-counter drug products at the Company’s now closed Fort Mill, South Carolina facility.

Under the terms of the agreement, Leiner Health Products, LLC, a subsidiary of the Company, will enter a plea to one count of mail fraud and will forfeit $10 million in cash in lieu of a fine. The plea agreement, once approved by the Bankruptcy Court and executed by the parties, will be submitted for final approval and acceptance by the United States District Court in Columbia, South Carolina.

The Company issued a press release, filed herewith as Exhibit 99.1, relating to the foregoing.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits
	99.1	Press Release dated May 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leiner Health Products Inc.

By: /s/ Tae J. Rhee
Tae J. Rhee
Senior Vice President & General Counsel

Date May 9, 2008

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated May 9, 2008.